EXHIBIT A

DIRECTORS AND EXECUTIVE OFFICERS OF WBNA, WACHOVIA-

ALABAMA AND WACHOVIA

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of WBNA, Wachovia-Alabama and Wachovia. Unless otherwise indicated, the business address of each such person is c/o Wachovia Corporation at One Wachovia Center, Charlotte, North Carolina 28288-0013, and each such person is a citizen of the United States, other than Robert P. Kelly, who is a Canadian citizen.

DIRECTORS OF WACHOVIA BANK N.A.	PRESENT EMPLOYMENT

Benjamin P. Jenkins, III	Senior Executive Vice President and President, General Bank Wachovia Corporation

Stanhope A. Kelly	Senior Executive Vice President and President, Wealth Management Wachovia Corporation

G. Kennedy Thompson	President, Chairman, & CEO Wachovia Corporation

Donald K. Truslow	Senior Executive Vice President and Chief Risk Officer Wachovia Corporation

Mark C. Treanor	Senior Executive Vice President, General Counsel and Secretary Wachovia Corporation

Thomas J. Wurtz	Executive Vice President and Treasurer Wachovia Corporation

EXECUTIVE OFFICERS OF WACHOVIA BANK N.A.	PRESENT EMPLOYMENT

Robert P. Kelly	Senior Executive Vice President and Chief Financial Officer Wachovia Corporation

G. Kennedy Thompson	President, Chairman & CEO Wachovia Corporation

Mark C. Treanor	Senior Executive Vice President, General Counsel and Secretary Wachovia Corporation

DIRECTORS OF WACHOVIA OF ALABAMA, INC.	PRESENT EMPLOYMENT

Benjamin P. Jenkins, III	Senior Executive Vice President and President, General Bank Wachovia Corporation

Donald K. Truslow	Senior Executive Vice President and Chief Risk Officer Wachovia Corporation

Thomas J. Wurtz	Executive Vice President and Treasurer Wachovia Corporation

EXECUTIVE OFFICERS OF WACHOVIA OF ALABAMA, INC.	PRESENT EMPLOYMENT

Benjamin P. Jenkins, III	Senior Executive Vice President and President, General Bank Wachovia Corporation

Thomas J. Wurtz	Executive Vice President and Treasurer Wachovia Corporation

Mark C. Treanor	Senior Executive Vice President, General Counsel and Secretary Wachovia Corporation

DIRECTORS OF WACHOVIA CORPORATION	PRESENT PRINCIPAL OCCUPATION

John D. Baker, II	President and CEO Florida Rock Industries, Inc. 155 E. 21st Street Jacksonville, FL 32206

James S. Balloun	Private Investor 133 Peachtree Street, N.E., Suite 4600 Atlanta, GA 30303

Robert J. Brown	Chairman and CEO B&C Associates, Inc. 808 Greensboro Road High Point, NC 27260

Peter C. Browning	Non-Executive Chairman Nucor Corporation 2038 Providence Road Charlotte, NC 28211

John T. Casteen, III	President, University of Virginia Madison Hall, University Avenue Charlottesville, VA 22904-4224

William H. Goodwin, Jr.	Chairman and President CCA Industries, Inc. One James Center 901 East Cary Street, Suite 1500 Richmond, VA 23219

Robert A. Ingram	Vice Chairman Pharmaceuticals GlaxoSmithKline Five Moore Drive Research Triangle Park, NC 27709

Donald M. James	Chairman and CEO Vulcan Materials Company 1200 Urban Center Drive Birmingham, AL 35242

DIRECTORS OF WACHOVIA CORPORATION	PRESENT PRINCIPAL OCCUPATION
Mackey J. McDonald	Chairman, President & CEO VF Corporation 105 Corporate Center Boulevard Greensboro, NC 27408

Wallace D. Malone, Jr.	Vice Chairman, Wachovia Corporation

Joseph Neubauer	Chairman & CEO ARAMARK Corporation ARAMARK Tower, 1101 Market Street Philadelphia, PA 19107

Lloyd U. Noland, III	Senior Executive Advisor to the Chairman Noland Company 80 29th Street Newport News, VA 23607

Van L. Richey	President & CEO American Cast Iron Pipe Company 1501 31st Avenue North Birmingham, AL 35207-4101

Ruth G. Shaw	President & CEO, Duke Power Company Duke Energy Corporation 526 South Church Street, EC2XA Charlotte, NC 28202-1802

Lanty L. Smith	Chairman Soles Brower Smith & Co. Wachovia Tower 300 North Greene Street, Suite 925 Greensboro, NC 27401-2167

G. Kennedy Thompson	Chairman, President & CEO, Wachovia Corporation

John C. Whitaker, Jr.	Chairman & CEO Inmar, Inc. 2601 Pilgrim Court Winston-Salem, NC 27106

DIRECTORS OF WACHOVIA CORPORATION	PRESENT PRINCIPAL OCCUPATION

Dona Davis Young	Chairman, President & CEO The Phoenix Companies, Inc. One American Row Hartford, CT 06102

EXECUTIVE OFFICERS OF WACHOVIA CORPORATION	PRESENT EMPLOYMENT

David M. Carroll	Senior Executive Vice President and President of Capital Management Wachovia Corporation

Stephen E. Cummings	Senior Executive Vice President and President of Corporate & Investment Banking Wachovia Corporation

Jean E. Davis	Senior Executive Vice President and Head of Information Technology, eCommerce and Operations Wachovia Corporation

Benjamin P. Jenkins, III	Senior Executive Vice President and President, General Bank Wachovia Corporation

Robert P. Kelly	Senior Executive Vice President and Chief Financial Officer Wachovia Corporation

Stanhope A. Kelly	Senior Executive Vice President and President, Wealth Management Wachovia Corporation

Wallace D. Malone, Jr.	Vice Chairman Wachovia Corporation

Shannon McFayden	Senior Executive Vice President and Head of Human Resources and Corporate Relations Wachovia Corporation

G. Kennedy Thompson	Chairman, President and Chief Executive Officer Wachovia Corporation

EXECUTIVE OFFICERS OF WACHOVIA CORPORATION	PRESENT EMPLOYMENT

Donald K. Truslow	Senior Executive Vice President and Chief Risk Officer Wachovia Corporation

Mark C. Treanor	Senior Executive Vice President, General Counsel and Secretary Wachovia Corporation